                                                                      EXHIBIT 12

CHESAPEAKE ENERGY CORPORATION



                                                                      Year      Year      Six Months    Year
                                                                     Ended      Ended       Ended      Ended
                                                                    June 30,   June 30,    Dec. 31,    Dec. 31,
                                                                      1996       1997        1997        1998
                                                                    --------   --------    --------    --------
RATIO OF EARNINGS TO FIXED CHGS
          Income before income taxes and extraordinary item           36,209   (180,330)    (31,574)   (920,520)
          Interest                                                    13,679     18,550      17,448      68,249
          Preferred Stock Dividends                                                                          --
          Amortization of capitalized interest                           234      8,771       4,386      12,240
          Less: interest capitalized during year
          Bond discount amortization (a)                                  --                     --
          Loan cost amortization                                       1,288      1,455         794       2,516
                                                                    --------   --------    --------    --------
          Earnings                                                    51,410   (151,554)     (8,946)   (837,515)

          Interest expense                                            13,679     18,550      17,448      68,249
          Capitalized interest                                         6,428     12,935       5,087       6,470
          Preferred Stock Dividends
          Bond discount amortization (a)                                  --                     --          --
          Loan cost amortization                                       1,288      1,455         794       2,516
                                                                    --------   --------    --------    --------
          Fixed Charges                                               21,395     32,940      23,329      77,235
          Ratio                                                          2.4       (4.6)       (0.4)      (10.8)
(A) Bond discount excluded since its included in interest expense
          Insufficient coverage                                            0    184,494    32,275.5     914,750




                                                                     Year       Year       Qtr.        Qtr.
                                                                     Ended      Ended      Ended      Ended
                                                                    Dec. 31,   Dec. 31,   March 31,  June 30,
                                                                      1999       2000       2001       2001
                                                                    --------   --------   ---------  --------

RATIO OF EARNINGS TO FIXED CHGS
          Income before income taxes and extraordinary item           35,030    196,162    117,984    143,014
          Interest                                                    81,052     86,256     25,889     22,984
          Preferred Stock Dividends                                       --         --         --         --
          Amortization of capitalized interest                         1,047      1,226        310        310
          Less: interest capitalized during year
          Bond discount amortization (a)
          Loan cost amortization                                       3,338      3,669      1,010        775
                                                                    --------   --------   --------   --------
          Earnings                                                   120,467    287,313    145,193    167,083

          Interest expense                                            81,052     86,256     25,889     22,984
          Capitalized interest                                         3,356      2,452        871      1,250
          Preferred Stock Dividends
          Bond discount amortization (a)                                  --         --         --         --
          Loan cost amortization                                       3,338      3,669      1,010        775
                                                                    --------   --------   --------   --------
          Fixed Charges                                               87,746     92,377     27,770     25,009
          Ratio                                                          1.4        3.1        5.2        6.7
(A) Bond discount excluded since its included in interest expense
          Insufficient coverage                                            0          0          0          0
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